UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANGI Homeservices Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1204801 (I.R.S. Employer Identification No.)

14023 Denver West Parkway Building 64 Golden, CO (Address of principal executive offices)	80401 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock,	The NASDAQ Stock Market LLC
par value $0.001 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates(if applicable): 333-219064

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                     Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, par value $0.001 per share, of ANGI Homeservices Inc. (the “Registrant”) set forth under the heading “Description of ANGI Homeservices Capital Stock” in the proxy statement/prospectus filed with the Securities and Exchange Commission on August 30, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which constitutes a part of the Registration Statement on Form S-4 (File No. 333-219064) initially filed publicly by the Registrant with the Securities and Exchange Commission on June 29, 2017, as subsequently amended from time to time thereafter, is incorporated herein by reference.

Item 2.                     Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANGI Homeservices Inc.

Date:	September 28, 2017

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Vice President and Secretary

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